                              1,800,000 Shares*

                              AULT INCORPORATED

                                Common Shares

                            UNDERWRITING AGREEMENT


                                                          Minneapolis, Minnesota
                                                              November ___, 1996


PRINCIPAL FINANCIAL SECURITIES, INC.
CRUTTENDEN ROTH INCORPORATED
 As Representatives of
 the several Underwriters
c/o Principal Financial Securities, Inc.
701 Fourth Avenue South, Suite 1000
Minneapolis, Minnesota 55415

Ladies and Gentlemen:

     Ault Incorporated, a Minnesota corporation (the "Company"), confirms its agreement with Principal Financial Securities, Inc. ("Principal") and Cruttenden Roth Incorporated ("Cruttenden") and each of the other underwriters, if any, named in Schedule A hereto (collectively the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11), for whom Principal and Cruttenden are acting as representatives (in such capacities, the "Representatives"), with respect to (i) the proposed sale by the Company, and the proposed purchase by the Underwriters, acting severally and not jointly, of an aggregate of 1,800,000 common shares (the "Firm Shares") no par value per share ("Common Stock"), (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 270,000 additional shares of Common Stock for the purpose of covering over-allotments, if any, and (iii) the sale by the Company to the Underwriters of a warrant to purchase up to 144,900 shares of Common Stock of the Company as described in Section 2(c) hereof (the "Underwriters' Warrant"). Any and all shares of Common Stock to be purchased by the Underwriters pursuant to the option described in Section 2(b) hereof are referred to hereinafter as the "Option Shares," and the Firm Shares and the Option Shares, if any, purchased by the Underwriters are hereinafter collectively referred to as the "Shares." It is understood that the Underwriters propose to conduct a public offering and sale of the Shares (the "Offering").

--------------------
     *Plus an option to purchase up to 270,000 additional shares to cover over-allotments.

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1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     (a) The Company represents and warrants to, and agrees with, each of the several Underwriters as follows:

          (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 333-_________), including a prospectus subject to completion, for the registration of the Shares and the Underwriters' Warrant under the Securities Act of 1933, as amended (the "Act"), and may have filed with the Commission one or more amendments thereto. After the execution of this Agreement, the Company will file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act as of the time of effectiveness of this Agreement, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives prior to the execution of this Agreement, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act as of the time of effectiveness of this Agreement, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as deemed below); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time the Registration Statement was or is declared effective); the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), the prospectus included in the Registration Statement; and the term "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

          (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any part thereof and, to the best knowledge of the Company, no proceedings for a stop order have been instituted or are pending or threatened. When any Preliminary Prospectus was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light

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     of the circumstances under which they were made, not misleading.  When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed pursuant to Rule 424(b) under the Act (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date and the Option Closing Date, if any (each as defined in Section 2 hereof), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations with regard to misstatements or omissions in the Registration Statement and Prospectus do not apply to the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" and the stabilization legend in any Preliminary Prospectus and the Prospectus and the last paragraph on the outside front cover page of the Prospectus which statements have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus (the "Provided Information").

          (iii) The Company and Ault Korea Corporation ("Subsidiary") are corporations duly organized, validly existing and in good standing under the laws of the State of Minnesota and the Republic of Korea, respectively. The Company and Subsidiary are duly qualified to transact business as a foreign corporation and are in good standing under the laws of each jurisdiction in which their ownership or leasing of any properties or the character or conduct of their operations requires such qualification, except where failure to be so qualified, individually or in the aggregate, would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, prospects, value, operation, properties, results of operation or business of the Company and its subsidiary taken as a whole (each a "Material Adverse Effect"). All of the outstanding shares of capital stock of Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement), all of the outstanding shares of capital stock of Subsidiary are owned beneficially by the Company free and clear of any security interest, other encumbrance or adverse claim, subject to the security interest granted to First Bank National Association (the "First Bank") in the shares of Subsidiary pursuant to the Financing Agreement, dated as of

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     April 28, 1995, as amended, between First Bank and the Company.  There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in Subsidiary. Except for Subsidiary, the Company does not own any stock of or other equity interest in, or otherwise control directly or indirectly, any corporation, firm, partnership, trust, joint venture or other business entity.

          (iv) Each of the Company and Subsidiary has all requisite power and authority (corporate and other), and has obtained and currently maintains in full force and effect and is operating in compliance with any and all authorizations approvals, orders, licenses, certificates, franchises and permits of and from any and all governmental or regulatory officials and bodies (including those having jurisdiction over environmental or similar matters) necessary or required to own or lease its properties and conduct its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and any amendment or supplement thereto, and is and has been doing business in compliance with all applicable federal, state, local and foreign laws, rules and regulations, except where failure to be in compliance therein individually or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor Subsidiary has received any notice or notices of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit.

          (v) The Company has all requisite power and authority (corporate and other) to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized, executed and delivered by the Company. This Agreement, assuming due authorization, execution and delivery by the Underwriters, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance. The Company's execution and delivery of this Agreement, its performance of its obligations hereunder, the consummation of the transactions contemplated hereby, and its conduct of its business and those of Subsidiary as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and any amendment or supplement thereto, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of the Company's Restated Articles of Incorporation or Bylaws, each as amended to date, or the charter or bylaws of Subsidiary. The Company's execution and delivery of this Agreement, its performance of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or material equities of any kind whatsoever upon, any right, property or assets (tangible or intangible) of the Company pursuant to the terms of (A) any lease, license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note, loan, credit agreement, other indebtedness or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or (B) any statute, judgment, decree, order, rule or regulation applicable to the Company or Subsidiary or any of their activities or properties adopted or issued by an arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or Subsidiary or any of their activities or properties. The conduct of the business of the Company and Subsidiary as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and any amendment or supplement thereto does not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under or result in the creation or imposition of any material liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or material equities of any kind whatsoever, upon any right, property or assets (tangible or intangible) of the Company or Subsidiary pursuant to the terms of any agreement or instrument described in clause
     (A) of the preceding sentence or any statute, judgment, decree, order, rule or regulation described in clause (B) of the preceding sentence.

          (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the issuance of the Shares to be sold by the Company, the Company's performance of its obligations hereunder, the Offering or the consummation of the other transactions contemplated hereby, except (a) such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters, (b) as of the date hereof (but not the Closing Date or the Option Closing Date, if any), any filing of the Prospectus pursuant to Rule 424(b) or 430A of the Rules and Regulations and, if the Registration Statement is not effective as of the time of effectiveness of this Agreement, an order of the Commission declaring the Registration Statement to be effective under the Act, and
     (c) such other approvals as have been obtained and remain in full force and effect.

          (vii) The authorized, issued and outstanding capital stock of the Company is set forth in, and conforms to the description thereof contained in, the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and any amendment or supplement thereto.
     All of the issued shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liabilities by reason of being such holders; and none of such shares have been issued in violation of the preemptive rights of any security holders of the Company. The shares of Common Stock to be issued upon the exercise of the Underwriters' Warrant, after payment therefore in accordance with the terms therewith, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The Firm Shares and the Option
     Shares have been duly authorized and at the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Upon the issuance and delivery pursuant to this Agreement of the Shares to be sold by the Company, the Underwriters will acquire good, record and marketable title to such Shares free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or like material equities of any kind whatsoever. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Common Stock pursuant to the Company's Restated Articles of Incorporation or Bylaws, each as amended to date, and the Shares to be sold by the Company are not otherwise subject to any preemptive or other similar rights of any security holder. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement or as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). No holders of any securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company within 180 days after the Closing
     Date or to require the Company to file a registration statement under the Act during such 180-day period. The Shares have been approved for listing upon notice of issuance on the National Market of the National Association of Securities Dealers, Inc's Automated Quotations System (the "Nasdaq National Market").

          (viii) The historical financial statements and schedules of the Company and Subsidiary included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and any amendment or supplement thereto fairly present the financial position and the results of operations of the Company as of the dates and for the periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and with the Rules and Regulations, subject, in the case of unaudited quarterly financial information, to normal year-end adjustments and to the fact that footnote disclosure with respect thereto may not fully comply with generally accepted accounting principles as applied to audited financial statements. The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated therein, the information included therein. Each of the Company and Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's internal accounting controls are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended. McGladrey & Pullen, L.L.P., whose reports are filed with the Commission as a part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations and McGladrey & Pullen have been the only public accountants engaged by the Company since July 1, 1990. The Company has not had any "disagreement" (as used in Item 304 of Regulation S-K of the Rules and Regulations) with McGladrey & Pullen or its Subsidiary's independent public account and has not experienced any "reportable event" (as used in such Item 304).

          (ix) Each of the Company and Subsidiary has filed all federal, state and local tax returns and all tax returns with foreign tax authorities that are required to be filed by it or has duly requested extensions thereof. The Company has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

          (x) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with the issuance by the Company or the purchase by the Underwriters of the Shares to be sold by the Company.

          (xi) Each of the Company and Subsidiary has (A) good, record and marketable title to all of the properties and assets described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as owned by the Company or Subsidiary, free and clear of all liens, charges, encumbrances or restrictions, except such liens, charges, encumbrances or restrictions as are described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as do not materially affect the condition (financial or other), business, results of operations or properties of the Company and Subsidiary taken as a whole, (B) peaceful and undisturbed possession under all leases to which the Company or Subsidiary is a party as lessee, (C) all governmental licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by the Company or Subsidiary, and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right. All leases to which the Company or Subsidiary is a party are valid and binding and no default by the Company or Subsidiary has occurred and is continuing thereunder except such as do not, individually or in the aggregate, result in a Material Adverse Effect.

          (xii) Each of the Company and Subsidiary owns or has a valid right to use all Intellectual Property being used in or necessary to the conduct of its business as now operated and as now proposed to be operated. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or separately disclosed in writing to Best & Flanagan, Professional Limited Liability Partnership (hereinafter "Underwriters' Counsel") prior to the execution and delivery hereof, no claim is pending or, to the best knowledge of the Company, threatened against the Company or its officers to the effect that any Intellectual Property right that is owned by or licensed to the Company or Subsidiary or that the Company or Subsidiary otherwise has the right to use is invalid or unenforceable by the Company or Subsidiary, as the case may be, or infringes the right of a third party (including any former employer of any of the Company's employees). Except as disclosed in writing to Underwriters' Counsel prior to the execution and delivery hereof, to the best of the Company's knowledge, the conduct of the Company's and Subsidiary's business as now conducted and as now proposed to be conducted does not and will not infringe (A) any copyright or legally enforceable right with respect to trade secrets of any third party or (B) any other Intellectual Property right of any third party.
     As used herein "Intellectual Property" means all patents; all trademarks, service marks, trade names and copyrights, and all registrations thereof; all trade secrets; all rights in know-how (including all proprietary or confidential information); all inventions (including all unpatentable inventions and all unpatented inventions, regardless of whether a patent application has been made therefor); all designs; all processes; all works of authorship; all computer programs; all mask works; all technical data and information; all licenses and rights in and to any of the foregoing; and all other intellectual property.

          (xiii) Each of the Company and Subsidiary is insured (including all inventory held for others under "stocking" or similar arrangement) by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. Neither the Company nor Subsidiary has been refused any insurance coverage sought or applied for or has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

          (xiv) Neither the Company nor Subsidiary is in breach of, or in default under, any material term, covenant or provision of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreements, shareholders agreement, note, loan, credit agreement or other indebtedness, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or Subsidiary is a party or by which the Company or Subsidiary may be bound or to which any of its property or assets (tangible or intangible) are subject or affected, except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and except as to defaults that have been and continue to be validly and effectively waived. The Company and Subsidiary are not in violation of any term or provision of their respective charter documents or bylaws, each as amended to date.

          (xv) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is not pending or, to the best of the Company's knowledge, threatened against the Company or Subsidiary, or involving the properties or business of the Company or Subsidiary, any action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding (including those having jurisdiction over environmental or similar matters), domestic or foreign, that (A) is required to be disclosed in the Prospectus (or such Preliminary Prospectus) and is not so disclosed, (B) questions the validity of the capital stock of the Company or the validity or enforceability of this Agreement, (C) questions the validity of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, or (D) could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement. Any such proceedings summarized in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are accurately summarized in all material respects.

          (xvi) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as may otherwise be indicated or contemplated herein or therein, the Company has not (A) issued any securities other than the Shares to be sold by the Company pursuant to this Agreement, except pursuant to options outstanding as of such dates, (B) incurred any material liability or obligation, direct or contingent, for borrowed money, (C) entered into any transaction other than in the ordinary course of business, or (D) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

          (xvii) Each of the Company and Subsidiary has a reasonably satisfactory employer-employee relationship with its employees and is in compliance in all respects with all federal, state, local, and where applicable, foreign, laws and regulations regarding employment and employment practices, terms and conditions of employment and wages and hours except where failure to so comply, individually or in the aggregate, would not result in a Material Adverse Effect. No labor or other dispute with the employees of the Company or Subsidiary exists, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company or Subsidiary that might be expected to result in an adverse effect upon the business of the Company or Subsidiary.

          (xviii) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor Subsidiary maintains, sponsors or contributes, or is under an obligation to contribute, to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan"
     (other than a Cafeteria Plan or any other standard group life, health or disability plan) or a "multi-employer plan," as such terms are defined in Sections 3(2), 3(1), and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor Subsidiary has at any time since October 1, 1991 contributed to, or been under any obligation to contribute to, any "defined benefit plan," as defined in Section 3(35) of ERISA. Neither the Company nor Subsidiary has ever completely or partially withdrawn from a "multi-employer plan."

          (xix) The minute books of the Company made available to Underwriters' Counsel (A) contain all material minutes and consents from all meetings and actions of the Company's stockholders, its board of directors, and the committees of such board since the date of the Company's organization and (B) reflect all transactions referred to in such minutes accurately in all material respects.

          (xx) All agreements filed as exhibits to the Registration Statement to which the Company or Subsidiary is a party or by which the Company or Subsidiary may be bound or to which any of its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company or Subsidiary, as the case may be, and constitute the legal, valid and binding agreements of the Company or Subsidiary, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance. The descriptions in the Registration Statement, the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and any amendment or supplement thereto of agreements and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-2 under the Act. There are no agreements or other documents that are required by the Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement that are not described or filed as required.

          (xxi) Neither the Company nor any of its officers, directors, or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Common Stock.

          (xxii) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, broker's, advisory or origination fee or otherwise, either with respect to the sale of the Shares hereunder or with respect to the proceeds received by the Company from the sale of the Shares hereunder. Other than as reflected in this Agreement or described in the Prospectus (or if the Prospectus is not in existence, any Preliminary Prospectus), there are no other arrangements, agreements, understandings, payments or issuances with respect to the Company or any of its officers, directors, or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

          (xxiii) Except as disclosed in writing to Underwriters' Counsel prior to the execution and delivery hereof, the Company has delivered or caused to be delivered to the Representatives agreements, acceptable in form and substance to the Representatives, pursuant to which each of the Company's officers and directors listed in the Prospectus or the Preliminary Prospectus have agreed not to sell, transfer or otherwise dispose of any shares of Common Stock for a period of 90 days following the Closing Date.

          (xxiv) Neither the Company nor Subsidiary nor, to the best of the Company's knowledge, their respective officers, employees, agents, affiliates or any other person acting on behalf of any of the foregoing, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or Subsidiary (or assist it in connection with any actual or proposed transaction) that (A) might subject the Company or Subsidiary or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have had a Material Adverse Effect, or (C) if not continued in the future, might have a Material Adverse Effect.

          (xxv) Since January 1, 1995, no (A) supplier of merchandise to the Company or Subsidiary has ceased shipments of merchandise to the Company,
     (B) sales representative or distributor has ceased selling products of the Company, and (C) no customer who previously purchased more than $500,000 of product from the Company has ceased buying product from the Company other than in the nominal and ordinary course of business consistent with past practices, which cessation would adversely affect the condition (financial or other), business, results of operations or properties of the Company or Subsidiary.

          (xxvi) The Company has provided Underwriters' Counsel with copies of all correspondence between the Company and the Company's shareholders relating to the subject matter of this Agreement and has provided Underwriters' Counsel with all other information in its possession related to such shareholders.

          (xxvii) The Company has provided Underwriters' Counsel with copies of all material documentation relating to the Company's patent(s).

          (xxviii) The Restated Articles of Incorporation of the Company previously filed with the Commission are currently effective and have not been amended.

2.   PURCHASE, SALE AND DELIVERY OF THE SHARES; REPAYMENT OF CREDIT.

     (a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of 1,800,000 Firm Shares. Each Underwriter, severally and not
jointly, agrees to purchase from the Company, at the price of $        per
Share, that number of Firm Shares set forth in Schedule A opposite such Underwriter's name plus any additional number of Firm Shares that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 11 hereof.

     (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained and upon not less than two business days' notice from the Representatives, for a period of 30 days from the Effective Date, the Company agrees to sell to the Underwriters, severally and not jointly, all or any part of the 270,000 Option Shares at a purchase price per Share equal to that set forth in subsection 2(a) above. The Underwriters may exercise their option to purchase all or any portion of the Option Shares only one time. Delivery of Option Shares shall be made concurrently with payment therefor. The time and date of delivery of any of the Option Shares is herein called the "Option Closing Date." On the Option Closing Date (if any), each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Shares that the aggregate number of Firm Shares set forth in Schedule B hereto opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. Option Shares may be purchased by the Underwriters only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares. No Option Shares shall be delivered unless the Firm Shares shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

     (c) In addition, the Company hereby agrees to sell to the Underwriters, for $100.00, on the Closing Date, a warrant to purchase 126,000 shares of Common Stock of the Company (and on the Option Closing Date, if any, a warrant to purchase up to 18,900 shares (calculated at a rate of seven shares for each 100 Option Shares purchased) at an exercise price equal to 120% of the Offering Price, exercisable for a period of five years after the effective date of the Offering and beginning one year from completion of the Offering, and the Company agrees to execute and deliver Warrants, share amounts allocated among the Underwriters as directed by the Representatives, as of the Closing Date, and the Option Closing Date respectively, as attached hereto as Exhibit A.

     (d) Payment of the respective aggregate purchase prices of the Firm Shares purchased from the Company shall be made by the several Underwriters on the Closing Date by wire transfer or by certified or official bank checks in same day funds, payable to or upon the order of the Company or to such other persons as the Company may designate in writing to the Representatives no later than three business dates prior to the Closing Date, at the offices of Principal or at such other place as shall be agreed upon by the Representatives and the Company, upon delivery of certificates (in form and substance satisfactory to the Representatives) representing the Firm Shares to the Representatives. Delivery and payment for the Firm Shares shall be made
at      a.m., Minneapolis time, on             , 1996, or at such other time
on the same or such other date, not later than            , 1996, as shall be
designated in writing by the Representatives. The time and date of payment for and delivery of the Firm Shares is herein called the "Closing Date". In addition, in the event that Option Shares are purchased by the Underwriters, payment (in same day funds) of the purchase price for, and delivery of certificates for, the Option Shares shall be made at the above-mentioned office of the Representatives or at such other place as shall be agreed upon by the Representatives and the Company, on the Option Closing Date as specified in the notice from the Representatives to the Company, but not later than 30 days from the Effective Date. Certificates for the Firm Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, shall be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than _______ a.m., Minneapolis time, on the last business day prior to the Closing Date or the Option Closing Date, as the case may be.

     (e)  In addition, upon the completion of the closing contemplated by this
Section 2, Principal shall reimburse the Company for any amounts advanced to Principal in payment of the Underwriters' out-of-pocket expenses, minus outstanding amounts, if any, owed by the Company to the Underwriters or Underwriters' Counsel on the Closing Date pursuant to Section 5.

3.   PUBLIC OFFERING OF THE FIRM SHARES.

     As soon after the Registration Statement becomes effective as the Representatives deem advisable, the several Underwriters propose to make a public offering of their respective portions of the Firm Shares at the price and upon the other terms set forth in the Prospectus.

4.   COVENANTS OF THE COMPANY.

     (a) The Company covenants and agrees with each of the several Underwriters as follows:

          (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as possible. The Company will not file with the Commission the prospectus or amendment referred to in the second sentence of Section l(a)(i) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement, or any document under the Exchange Act before termination of the offering of the Shares by the Underwriters of which the Representatives shall not previously have been advised and furnished with a copy, or to which the Representatives shall have reasonably objected (unless required by law) by notice to the Company in writing within five business days after having been provided a copy thereof (or such shorter period as the Company reasonably requests, provided that such period shall not in any event be less than three business days), or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations. During the time when a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as amended or supplemented. The Company will prepare and file with the Commission, promptly upon a request by the Representatives or Underwriters' Counsel, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters, and will use its best efforts to cause the same to be filed with the Commission as promptly as possible.

          (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representatives, with a confirmation in writing, of (A) the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

          (iii) If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within such time period required by Rule 424(b) of the Rules and Regulations.

          (iv) To the extent reasonably required, the Company will arrange for the qualification of the Shares for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (v) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the opinion of the Company or counsel for the Company, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Representatives thereof and, subject to Section 4(a)(i) hereof, prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omissions or effects such compliance. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the reasonable opinion of the Representatives or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Representatives will promptly notify the Company thereof and the Company will, subject to section 4(a)(i) hereof, prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the

     Prospectus that corrects such statement or omission or effects such compliance. The Company will furnish to the Underwriters and dealers (whose names and addresses shall be furnished to the Company by the Representatives) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, a reasonable number of copies of any amendment or supplement prepared pursuant to this paragraph (v).

          (vi) The Company will furnish to each of the Representatives and Underwriters' Counsel, without charge, a signed copy of the registration statement originally filed with respect to the Shares and each amendment thereto, in each case including exhibits thereto, and to each other Underwriter, a conformed copy of such registration statement and each amendment thereto, in each case without exhibits thereto. So long as any Underwriter or dealer is required by the Act or the Rules and Regulations to deliver a prospectus, the Company will also furnish as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering for sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

          (vii) The Company will notify the Representatives promptly of any material adverse change in the condition (financial or other), business, results of operations or properties of the Company and Subsidiary taken as a whole, occurring any time prior to payment being made to the Company on the Closing Date or to the Company on the Option Closing Date, and will take such steps as may be reasonably requested by you to remedy and/or publicize the same.

          (viii) After the "effective date of the registration statement" as defined under Rule 158(c) of the Rules and Regulations, the Company will make generally available to its security holders, within 45 days after the end of each of its first term quarters of the Company, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representatives, an earnings statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations.

          (ix) For so long as the Company is subject to the periodic reporting requirements of the Exchange Act, the Company will furnish to its shareholders and the Representatives, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings. During such period, but in no event for more than five years after the Closing Date, the Company also will deliver to the Representatives:

     A. quarterly reports as furnished to the Commission on a concurrent basis;

     B.   annual reports as furnished to the Commission;

     C. as soon as they are available, copies of all reports (financial or other) mailed to shareholders;

     D. as soon as they are available, copies of all reports, other than preliminary proxy materials, and financial statements furnished to or filed with the Commission, the NASD or the Nasdaq National Market;

     E. every press release and every material news item or article of interest sent to the financial community in respect of the Company or its affairs that was released or prepared by the Company; and

     F. any additional information of a public nature concerning the Company that the Representatives may reasonably request from time to time.

          (x) The Company will maintain a Transfer Agent and Registrar for the Common Stock. Effective as of the Closing Date, the Company will cause the Transfer Agent for the Common Stock to mark appropriate "stop transfer" restrictions in its records relating to the certificates representing all shares of Common Stock subject to restrictions under the agreements described in Section l(a)(xxiii) hereof.

          (xi) During the 180-day period commencing with the Closing Date, the Company will not, without the prior written consent of the Representatives, (A) offer, sell, offer to sell, contract to sell, grant any option for the sale of, transfer or otherwise dispose (or announce any offer, sale, contract to sell, grant any option for sale, transfer or other disposition) of any shares of Common Stock (except pursuant to this Agreement), or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock or (B) file any registration statement relating to any such securities with the Commission or any other authority, provided, however that the Company may grant or issue such securities pursuant to any employee stock option plan (or its successor), stock purchase plan or warrant agreement described in the Prospectus and may file a registration statement on Form S-8 with respect to any employee stock option plan or stock purchase plan.

          (xii) The Company will apply the net proceeds from the sale of the Shares sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus unless a different application of proceeds is approved pursuant to a resolution of its Board of Directors and prior written notice is given to the Representatives. During the 180-day period commencing with the Closing Date, no portion of the net proceeds will be used directly or indirectly to acquire any securities issued by the Company.

          (xiii) The Company will furnish to the Underwriters as early as practicable prior to each of the date hereof, the Closing Date and the Option Closing Date, if any, but no later than two full business days prior thereto, a copy of the latest available audited or unaudited interim financial statements of the Company that have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to
     Section 6(h) hereof.

          (xiv) The Company will use its best efforts to maintain its listing on Nasdaq National Market.

          (xv) The Company will apply the net proceeds from the sale of the Shares sold by it and conduct its, and cause Subsidiary to conduct its, operations in a manner that will not subject it to registration as an investment company under the Investment Company Act of 1940, as amended.

5.   PAYMENT OF EXPENSES.

     (a) The Company hereby agrees to pay promptly all costs, expenses and fees (collectively, the "Offering Expenses") incident to the performance of the obligations of the Company under this Agreement, including all expenses and fees incurred in connection with or by (i) the engagement of accountants, counsel for the Company and the Transfer Agent and Registrar for the Common Stock, (ii) the preparation, duplication, printing, filing and distribution of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto (including, without limitation, the registration fee payable to the Commission) and the duplication, printing, and distribution of this Agreement, the Selected Dealer Agreements, Agreement between Underwriters, and related documents used in connection with the Offering, if any, including in each case the cost of all copies supplied to the Underwriters in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of certificates representing the Shares, (iv) the qualification of the Shares under state securities or "Blue Sky" laws, including filing fees, costs of printing and mailing of a "Preliminary Blue Sky Memorandum" and "Final Blue Sky Memorandum" and disbursements and reasonable fees of Underwriters' Counsel in connection therewith, (v) filings and other actions incident to obtaining a review of the offering by the NASD, and (vi) the travel and lodging expenses of the Company's officers in connection with meetings with prospective investors in the Shares. Any such fees or disbursements of Underwriters' Counsel referred to in the foregoing clause (iv), or any filing or registration fees referred to in the foregoing clauses (ii) and (v), if invoiced at least two days prior to the Closing Date or the Option Closing Date, if any, shall be paid no later than the Closing Date or the Option Closing Date, as the case may be, or if not invoiced at least two days prior to the Closing Date, shall be paid within five days of invoice.

     (b)  If this Agreement is terminated in accordance with the provisions of
Section 6, Section 10 or Section 12 of this Agreement, the Underwriters shall be entitled to retain all amounts advanced by the Company to the Underwriters to cover their out-of-pocket expenses, including, but not limited to, the fees and disbursements of Underwriters' Counsel, that shall have been incurred by them in connection with the proposed purchase and sale of the Shares, subject to a maximum of $100,000, including the $25,000 previously paid to the Underwriters by the Company (receipt of which is hereby acknowledged) for due diligence review.

6.   CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

     The obligations of the several Underwriters to purchase and pay for the Firm Shares shall be subject, in their sole discretion, to the accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date, as if they had been made on and as of the Closing Date, to the accuracy on and as of the Closing Date of the statements of the officers of the Company individually made in certificates delivered pursuant to the provisions hereof, to the performance by the Company on and as of the Closing Date of their respective covenants and obligations hereunder, and to the following further conditions:

     (a) If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been
declared effective not later than      a.m., Minneapolis time, on the date on
which the amendment to the Registration Statement originally filed with respect to the Shares or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Shares has been filed with the Commission, or such later date and time as shall have been consented to in writing by the Representatives. If required, the Prospectus and any amendment or supplement thereto shall have been filed in accordance with Rule 424(b) under the Act. No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Company or the Representatives shall be contemplated by the Commission. The Company shall have complied, to the reasonable satisfaction of the Representatives and Underwriters' Counsel, with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

     (b) The Representatives shall not have reasonably determined, with the advice of Underwriters' Counsel, and advised the Company that (i) the Registration Statement, or any amendment thereto, includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading or (ii) the Prospectus, or any amendment or supplement thereto, includes an untrue statement of a material fact or omits to such a material fact necessary in order to make the Statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) The Representatives shall have received from Underwriters' Counsel an opinion dated the Closing Date, with respect to the issuance and sale of the Shares, the

Registration Statement, the Prospectus and such other related matters as the Representatives reasonably may request. Underwriters' Counsel shall have received from the Company such papers and information as they may reasonably request to enable them to review or pass upon such matters or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or covenants of the Company contained herein.

     (d) The Representatives shall have received from Lindquist & Vennum, P.L.L.P., counsel to the Company, an opinion, dated the Closing Date and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each of the Company and Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each United States jurisdiction in which its ownership or leasing of any properties or the character or conduct of its operations requires such qualification except where failure to be so qualified or in good standing, individually or in the aggregate, would not result in a Material Adverse Effect.

          (ii) Each of the Company and Subsidiary has all requisite corporate power and authority necessary or required to own or lease its properties and conduct its business as described in the Prospectus. To such counsel's actual knowledge, there is no material authorization, approval, order, license, certificate, franchise or permit of or from any governmental or regulatory official or body of any United States jurisdiction (including any official or body having jurisdiction over environmental or similar matters) necessary or required to own or lease the property or to conduct the business of the Company and Subsidiary as described in the Prospectus, except for such as have been obtained and are in full force and effect.

          (iii) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized, executed and delivered by the Company. This Agreement, assuming due authorization, execution and delivery by the Underwriters, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereof may be limited by federal or state securities laws. The Company's execution and delivery of this Agreement, its performance of its obligations hereunder, the consummation of the transactions contemplated hereby, and its conduct of its business as described in the Prospectus, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the terms of the Company's Restated Articles of Incorporation or Bylaws, each as amended to the date of the opinion. The Company's execution and
                                     -20-
     delivery of this Agreement, its performance of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or result in the creation or imposition of any material liens, charges, claims, encumbrances, pledges, security interests, defects or other like restriction or material equities of any kind whatsoever upon, any right, property or assets (tangible or intangible) of the Company or Subsidiary pursuant to the terms of (A) any lease, license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note, loan, credit agreement, other indebtedness or any other agreement or instrument, which such counsel has reviewed and to which the Company or Subsidiary is a party or by which it is or may be bound or to which any of their respective properties or assets (tangible or intangible) is or may be subject, or (B) any United States or Minnesota statute, rule or regulation, or to the extent actually known to such counsel, any other statute, rule or regulation or any judgment, decree or order applicable to the Company or Subsidiary or any of their respective activities or properties adopted or issued by any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or Subsidiary or any of their respective activities or properties. To the best of such Counsel's knowledge, the Company's and Subsidiary's conduct of their respective businesses as described in the Prospectus does not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or material equities of any kind whatsoever upon, any right, property or assets (tangible or intangible) of the Company or Subsidiary pursuant to the terms of (A) any agreement or instrument described in clause (A) of the preceding sentence or any statute, judgment, decree, order, rule or regulation described in clause (B) of the preceding sentence.

          (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or, to such counsel's knowledge, any court is required in connection with the issuance of the Shares to be sold by the Company, the Company's performance of its obligations hereunder, the Offering or the consummation of the other transactions contemplated hereby, except such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the bylaws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and except such other approvals as have been obtained and remain in full force and effect.

          (v) Upon completion of the Offering, the authorized, issued and outstanding capital stock of the Company will be as set forth in, and will conform as to legal matters in all material respects to, the description thereof contained in, the Prospectus under the caption "Description of Capital Stock." Upon completion of the

     Offering, all of the issued shares of Common Stock of the Company will have been duly authorized and validly issued and will be fully paid and non-assessable; and none of such shares have been issued in violation of the preemptive rights of any security holders of the Company. All shares of Common Stock issuable upon the exercise of the Underwriters' Warrant will be, after payment therefore in accordance with the terms therewith, validly issued, fully paid and non-assessable. The Firm Shares to be sold to the Company have been duly authorized and, when paid for in accordance herewith, will be validly issued, fully paid and non-assessable. The certificates which represent the Firm Shares are in due and proper legal form. Upon the issuance and delivery pursuant to this Agreement of the Shares to be sold by the Company, the Underwriters will acquire good, record and marketable title to such Shares free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or like material equities of any kind whatsoever. As of the Closing Date there are no preemptive or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any Common Stock pursuant to the Company's Restated Articles of Incorporation or Bylaws, each as amended to date, and to the best of such counsel's knowledge the Shares to be sold by the Company are not otherwise subject to any preemptive or other similar rights of any security holder. There are no shares of capital stock of the Company outstanding other than Common Stock. To the best of such counsel's knowledge, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement or as described in the Prospectus. To the best of such counsel's knowledge, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company have the right (and have not waived the right) to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company within 180 days of the date hereof or to require the Company to file a registration statement under the Act during such 180-day period. The Shares have been approved for listing upon notice of issuance on Nasdaq National Market. The certificates representing the Shares are in due and proper form.

          (vi) The Registration Statement has become effective under the Act. Any required filing of the Prospectus pursuant to Rule 424(b) of the
     Rules and Regulations has been made in accordance with the time period required thereby. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened, by the Commission.

          (vii) At the time the Registration Statement was declared effective by the Commission, the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements, and notes thereto, the financial schedules, and the other financial and statistical data included in the

     Registration Statement or the Prospectus, as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations. The contracts and other documents filed as exhibits to the Registration Statement and summarized in the Prospectus are in all material respects accurately and fairly summarized therein to the extent required, and such counsel does not know or believe, after a reasonable investigation, of any contract or other documents of a character required to be described in the Prospectus or the Registration Statement or required to be filed as an exhibit to the Registration Statement that are not filed or described as required.

          (viii) All descriptions in the Prospectus of statutes, regulations, and legal and governmental proceedings are correct in all material respects and include the information required to be shown with respect to such matters, except as to patent litigation and other patent matters as to which such counsel need express no opinion.

          (ix) Such counsel have reviewed all contracts and other documents specifically referred to in the Registration Statement and the Prospectus (other than documents pertaining only to the Subsidiary), and the summaries of and other disclosures regarding such contracts and other documents included in the Registration Statement and the Prospectus are correct in all material respects and include the information required to be shown with respect thereto. To such counsel's knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that were not filed or disclosed as required.

          (x) To such counsel's knowledge, no transaction of the Company or its Subsidiary would be considered "Certain Transactions" as defined in
     Item 404 of Regulation S-K of the Commission.

          (xi) To such counsel's knowledge, upon the conclusion of the Offering, neither the Company nor Subsidiary was in breach of, or in default under, any material term, covenants or provision of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, shareholders agreement, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrower money, or any other material agreement or instrument to which the Company or Subsidiary is a party or by which the Company or Subsidiary may be bound or to which any of their respective property or assets (tangible or intangible), are subject or affected except as disclosed in the Prospectus and except as to such defaults which have been and continue to be validly and effectively waived. The Company is not in violation of any terms or provision of its Restated Articles of Incorporation or Bylaws, each as amended to date.

          (xii) Except as disclosed in the Prospectus, to such counsel's knowledge, there is not pending or, to such counsel's knowledge, threatened against the Company or Subsidiary (or any circumstances that may give rise to the same), or involving the properties or business of the Company or Subsidiary, any action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding (including those having jurisdiction over environmental or similar matters), domestic or foreign, that (A) is required to be disclosed in the Prospectus and is not so disclosed, (B) questions the validity of the capital stock of the Company or the validity or enforceability of this Agreement, (C) questions the validity of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, or (D) could materially adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement.

          (xiii) To such counsel's knowledge, except as disclosed in the Prospectus or to Underwriters' Counsel under Section l(a)(xii), no claim is pending or threatened against the Company or Subsidiary or any of their respective officers to the effect that any Intellectual Property right that is owned by or licensed to or by the Company or Subsidiary or that the Company or Subsidiary otherwise has the right to use or is using is invalid or unenforceable by the Company or Subsidiary or infringes the right of a third party (including any former employer of any of the employees of the Company or Subsidiary).

     In addition, such opinion shall contain a statement to the effect that, in the course of the preparation by the Company and its counsel of the Registration Statement and the Prospectus, such counsel participated in certain meetings and telephone conferences with certain of the officers of the Company and the independent public accountants for the Company, at which the Registration Statement and the Prospectus were discussed and, in connection with the preparation thereof, such counsel reviewed certain documents furnished by the Company or otherwise in such counsel's possession.
 Between the date of effectiveness of the Registration Statement and the Closing Date, such counsel participated in certain additional meetings and/or telephone conferences with certain officers of the Company at which the contents of the Registration Statement and the Prospectus were discussed. Based on the information so obtained and after conducting an investigation which it considers reasonable, such counsel does not believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that as of the date hereof, the Prospectus or any amendment thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel contemporaneously.

     References to the Prospectus and Registration Statement in this Section 6(d) shall include any amendment or supplement thereto at the date of such opinion.


     (e) The Representatives shall have received from Merchant & Gould, patent counsel for the Company, an opinion, dated the Closing Date, to the effect that:

          (i) the statements in the Prospectus under the captions "Business - Power Supplies - New High Density Switching Power Supplies," "Business - Design Engineering and Product Development" and "Business - Patents" have been reviewed by such counsel and are, to the best of such counsel's knowledge, accurate in all material respects and fairly present the patent information disclosed therein;

          (ii) to the best of such counsel's knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact with respect to the patent position of the Company or Subsidiary, or omit to state any material fact relating to the patent position of the Company or Subsidiary which is required to be stated in the Registration Statement and the Prospectus or is necessary to make the statements therein not misleading; and

          (iii) except as disclosed in the Prospectus, to the best of such counsel's knowledge, there is no claim, action or proceeding by any person pending or threatened which challenges the rights of the Company or Subsidiary with respect to such patents and licenses.

     (f) The Representatives shall have received a certificate, dated the Closing Date, of the President and the Chief Financial Officer of the Company to the effect that each of such officers have carefully examined the Registration Statement, the Prospectus and this Agreement and, to the best of their knowledge, that:

          (i) Each of the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied in all material respects with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date.

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of such officer's knowledge, are contemplated or threatened by the Commission.

          (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change, or development involving a prospective material adverse change (including a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company or Subsidiary, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto); (B) neither the Company nor Subsidiary has entered into any transactions not in the ordinary course of business; (C) neither the Company nor Subsidiary has incurred any material liabilities or obligations, direct or contingent, other than as disclosed in the Prospectus; (D) neither the Company nor Subsidiary has sustained a loss material to the Company or Subsidiary by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or from any legal or governmental proceeding; (E) except as set forth in the Prospectus, no action, suit or proceeding, at law or in equity, is pending or, to the knowledge of such officer, threatened against the Company or Subsidiary or affecting any of the properties or business of the Company or Subsidiary before or by any court or federal, state or foreign commission, board or other administrative agency, which if adversely decided would have a Material Adverse Effect; and (F) there has not occurred any other event required to be set forth in the Prospectus that has not been so set forth.

     References to the Prospectus and Registration Statement in this Section 6(f) shall include any amendment or supplement thereto at the date of such certificate.

     (g) The Representatives shall have received a certificate dated the Closing Date from an officer of the Company which shall list the debts of the Company to be repaid out of the net proceeds of the Offering to the Company, and a mutually agreed-upon escrow agent shall have been appointed by the Company and the Underwriters to receive into escrow any amounts to be used to repay such debts.

     (h) The Representatives shall have received from McGladrey & Pullen, L.L.P. letters dated the date hereof and the Closing Date, respectively, in form and substance satisfactory to the Representatives and Underwriters' Counsel, with respect to the matters set forth below;

          (i) confirming that they are and were independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations;

          (ii) stating that it is their opinion that the audited financial statements and schedules examined by them and indicated in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

          (iii) stating that, on the basis of certain procedures which included a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim consolidated financial statements), a reading of the latest available minutes of meetings and actions of the shareholders and board of directors and the various committees of the board of directors of the Company, inquiries of officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquires, nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements, if any, and schedules of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company included in the Registration Statement and the Prospectus, (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholder's equity, net current assets or net assets of the Company, in each case, as compared with amounts shown in the June 2, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, except for changes set forth in such letter, and (C) during the periods from June 2, 1996 to such specified date, there was any decrease in revenues, gross profits, income before income taxes and extraordinary items, or net income or any decrease in net income per common share of the Company, in each case as compared with the corresponding period beginning May 29, 1995, except for changes set forth in such letter;

          (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

          (v) stating they have conducted a review of the consolidated financial statements for the first quarter of this current fiscal year and have been retained to conduct a similar review for the next two quarters.

          (vi) statements as to such other matters incident to the transactions contemplated hereby as the Underwriters may reasonably request.

     In the event that any of the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letter shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement originally filed with respect to the Shares, as amended as of the date hereof.

     References to the Registration Statement and the Prospectus in this
Section 6(h) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

     (i) The Company shall have furnished the Representatives with a written agreement of each of the directors and officers of the Company listed in the Prospectus or any Preliminary Prospectus, that each of them will not, directly or indirectly, offer, sell or otherwise dispose of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company, excluding the exercise of outstanding stock options for Common Stock within 180 days after the Effective Date without the prior consent of the Representatives.

     (j) No order suspending the sale of the Shares in any jurisdiction designated by the Representatives pursuant to Section 4(a)(iv) hereof shall be in effect on the Closing Date and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated.

     (k) The Company shall have executed and delivered the Underwriters' Warrant as directed by the Representatives.

     (l) The Representatives shall have received such further certificates, opinions, documents, financial statements and information as they shall have reasonably requested all of which shall be in form and substance reasonably satisfactory to them.

     If any condition of the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Representatives may terminate this Agreement or, if the Representatives so elect, they may waive any such conditions that have not been fulfilled or extend the time for their fulfillment. All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in an material respects to the Representatives and Underwriters' Counsel. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and Underwriters' Counsel shall reasonably request.

     The respective obligations of the several Underwriters to purchase and pay for the Option Shares, if any, shall be subject, in their discretion, to each of the foregoing conditions of this Section 6 to purchase the Firm Shares, with all references to the Firm Shares and the Closing Date being deemed to refer to such Option Shares and the Option Closing Date, respectively.

7.   INDEMNIFICATION.

     (a) The Company agrees to indemnity and hold harmless each of the Underwriters (including specifically each person who may be substituted for an Underwriter as provided in Section 11 hereof) and each person, if any, who controls any Underwriter (a "Controlling Person") within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, (i) to which such Underwriter or such Controlling Person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented) or (B) in any application or other document or written communication (in this Section 7 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, any state securities commissions or agency, the NASD, the Nasdaq National Market or any other securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (ii) to which such Underwriter or such Controlling Person may become liable to any party which relate to or arise out of such Underwriter's or such Controlling Person's consummation of the transactions contemplated hereby or such Underwriter's or such Controlling Person's role in connection herewith; PROVIDED, HOWEVER, that the Company shall not be liable to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or omission made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application in reliance upon, and in strict conformity with, the Provided Information. The Company shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subsection with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus which untrue statement or omission was corrected in the applicable Prospectus (as then amended or supplemented) if the Company shall sustain the burden of proving that such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to such Underwriter.

     (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against losses, claims, damages, expenses or liabilities to the same extent as the foregoing indemnity from the Company to the Underwriters, provided, however, that such Underwriter shall only be liable to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or omission made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application in reliance upon, and in strict conformity with, the Provided Information furnished by such Underwriter with respect to such Underwriter.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such action is brought against any indemnified party, and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such actions within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claims or action effected without its written consent, provided, however, that such consent was not unreasonably withheld.

     (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the aggregate amount paid as a result of such losses, claims, damages, expenses or liabilities (or action in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the Offering or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omission that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (net of underwriting discounts and other commissions paid to the Underwriters but before deducting the other expenses incurred by the Company in connection with the sale of the Shares) bear to the total underwriting discounts and other commissions received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d) the Underwriters shall not be required to contribute any amount in excess of the underwriting discount and other commissions applicable to the Shares purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Section 7(d), but only to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     (e)  The obligations of the Company and the Underwriters under this
Section 7 shall be in addition to any liability that the Company or Underwriters may have at common law or otherwise.

8.   REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties, agreements and covenants contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties, agreements and covenants at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties, agreements and covenants of the Company and the indemnity agreements contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the Underwriters, provided that to the extent any such representations, warranties, agreements or covenants are expressly waived in writing by the Representatives, the survival of the same shall be as set forth in such waiver or, if not so set forth, as provided in this Section 8.

9.   EFFECTIVE DATE.

     This Agreement shall become effective at _____ a.m., Minneapolis time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representatives, in their discretion, shall release the Shares for the sale to the public on a when, as and if issued basis, provided, however, that the provisions of
Section 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this Section 9, the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier to dispatch by the Representatives of telegrams, telexes, facsimile transmissions or other written forms of communication to securities dealers releasing such Shares for offering or the release by the Representatives for publication of the first newspaper advertisement that is subsequently published relating to the Shares.

10.  TERMINATION.

     (a) Subject to subsection (c) of this Section 10, the Representatives shall have the right to terminate this Agreement (i) if any calamitous domestic or international event or act or occurrence has materially disrupted, or in the Representatives' reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; (ii) if trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market; (iii) if trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; (iv) if the United States shall have become involved in a war or major hostilities; (v) if a banking moratorium has been declared by a New York, Minnesota or federal authority; (vi) if a moratorium in foreign exchange trading has been declared; (vii) if the Company or Subsidiary shall have sustained a loss material to the Company and Subsidiary taken as a whole by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or any legal or governmental proceeding; (viii) if there shall have been such material adverse change, or any development involving a prospective material adverse change (including a change in management or control of the Company) in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and Subsidiary taken as a whole, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto); or (ix) if there shall be such material adverse general market conditions as in the Underwriters' reasonable judgment would make it inadvisable to proceed with the offering, sale or delivery of the Shares.

     (b) If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, they shall so notify the Company on the same day as such election is made by telephone or telegram, confirmed by letter.

     (c) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including pursuant to Sections 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11.  SUBSTITUTION OF THE UNDERWRITERS.

     If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 6, Section 10 or Section 12 hereof) to purchase all or a portion of the Shares that it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representatives, or if either of the Representatives is the defaulting underwriter, the non-defaulting Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives, or if either of the Representatives is the defaulting underwriter, the non-defaulting Representative shall not have completed such arrangements within such 36-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the total number of Firm Shares to be purchased on such date, the non-defaulting Underwriter or Underwriters shall be obligated to purchase the full amount thereof; in the case where there are more than one non-defaulting Underwriter, then in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the total number of Firm Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Company unless otherwise agreed by the Company and the Representatives, or if either of the Representatives is the defaulting underwriter, the non-defaulting Representative.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect to any default by such Underwriter under this Agreement.

     In any event of any such default that does not result in a termination of this Agreement, the Representatives, or if either of the Representatives is the defaulting underwriter, the non-defaulting Representative shall have the right to postpone the Closing

Date for a period not exceeding seven business days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

12.  DEFAULT BY THE COMPANY.

     If the Company shall fail to sell and deliver to the Underwriters the Firm Shares to be sold and delivered by the Company at the Closing Date or the Option Shares to be sold and delivered by the Company at the Option Closing Date, if any, under the terms of this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company, either (a) terminate this Agreement without any liability on the part of any non-defaulting party other than pursuant to this Section 12 or (b) purchase the Shares which the Company has agreed to sell and deliver in accordance with the terms hereof. No action taken pursuant to this Section 12 shall relieve the Company from liability in respect of such default.

13.  REPRESENTATION OF UNDERWRITERS.

     The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement and any action under this Agreement taken by the Representatives jointly or by Principal individually will be binding upon all of the Underwriters.

14.  NOTICES.

     All notices and communications hereunder may be mailed or transmitted by any standard form of telecommunications and, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given when delivered to a notice party hereto at the address specified herein or at the address subsequently communicated in writing by the notice parties. Notices to the Underwriters shall be directed to the Representatives in care of Principal Financial Securities, Inc., The Fountain Place, 1445 Ross Avenue, Suite 2300, Dallas, Texas 75202, Attn: Kathy Klock, with a copy to Best & Flanagan, Professional Limited Liability Partnership, 4000 First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402, Attention:
James C. Diracles, Esq. Notices to the Company shall be directed to the address of the Company as set forth on the facing page to the Registration Statement, with a copy to Lindquist & Vennum, P.L.L.P., 4200 IDS Center, Minneapolis, Minnesota 55402, Attention: Richard A. Primuth, Esq.

15.  PARTIES.

     This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase. In all dealings with the Company under this Agreement, the Representatives shall act on behalf of each of the several Underwriters.

16.  CONSTRUCTION.

     This Agreement shall be governed by the laws of the State of Minnesota without giving effect to the choice of law or conflict of laws principles thereof. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

17.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

18.  ENTIRE AGREEMENT.

     This Agreement, including the schedules hereto, contains the entire agreement between the parties hereto in connection with the subject matter hereof.

     If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly Yours,

                                        AULT INCORPORATED



                                        By:_____________________________________
                                           Name:  Frederick M. Green
                                           Title:  President and CEO

CONFIRMED AND ACCEPTED as of the date
first above written:

PRINCIPAL FINANCIAL SECURITIES, INC. and
CRUTTENDEN ROTH INCORPORATED,
as Representatives of the several Underwriters

PRINCIPAL FINANCIAL SECURITIES, INC.


By:___________________________________

   Name:______________________________

   Title:_______________________________


CRUTTENDEN ROTH INCORPORATED


By:___________________________________

   Name:______________________________

   Title:_______________________________

62306

                                  SCHEDULE A

                             LIST OF UNDERWRITERS


NAME                                                            SHARES

PRINCIPAL FINANCIAL SECURITIES, INC.                  ________  shares
CRUTTENDEN ROTH INCORPORATED                          ________  shares


62306